EXHIBIT 99.1

Damon Elder
delder@ahinvestors.com
(949) 270-9207

Griffin-American Healthcare REIT III Completes Acquisitions Totaling More Than $300 Million During the Second Quarter 2015
IRVINE, Calif. (July 15, 2015) - American Healthcare Investors and Griffin Capital Corporation, the co-sponsors of Griffin-American Healthcare REIT III, Inc., announced today that the REIT completed the acquisition of 18 healthcare properties in eight states for an aggregate purchase price of $311.3 million during the second quarter of 2015. The acquisitions were comprised of six medical office buildings and 12 senior housing facilities.
“Griffin-American Healthcare REIT III continues to source and acquire accretive assets for its rapidly growing portfolio,” said Danny Prosky, president, chief operating officer and one of the largest stockholders of the REIT. “We have invested more than $900 million over the past three quarters, building a diverse portfolio of real estate and real estate-related assets valued in excess of $940 million, based on aggregate purchase price, with a pipeline of pending acquisitions we expect to close in the coming months.”
Griffin-American Healthcare REIT III’s Second Quarter 2015 acquisitions include:
Paoli Medical Plaza - Paoli, Pennsylvania
Paoli Medical Plaza is a portfolio of three medical office buildings adjacent to Paoli Hospital, a 231-bed acute care hospital located approximately 25 miles west of Philadelphia. The approximately 99,000-square-foot portfolio was 90 percent occupied by multiple tenants at the time of acquisition, including Main Line Health (the operator of Paoli Hospital), Aligned Medical Group and Premier Orthopaedic & Sports Medicine. The weighted average remaining lease term for Paoli Medical Plaza is approximately six years.

Paoli Medical Plaza was acquired from Paoli Office Park Partners LP, an unaffiliated third party.

Glen Burnie Medical Office Building - Glen Burnie, Maryland
Glen Burnie Medical Office Building is a six-story, approximately 76,000-square-foot medical office building located on the campus of Baltimore Washington Medical Center, a 310-bed acute care hospital campus affiliated with the University of Maryland Medical System. The building was 92 percent leased at the time of acquisition to multiple tenants, including Chase Brexton Health Care, Chesapeake Orthopedic & Sports Medicine Center and Baltimore Washington Eye Center. The weighted average remaining lease term for Glen Burnie Medical Office Building is approximately seven years.

Glen Burnie Medical Office Building was acquired from Arundel Venture LLP, an unaffiliated third party represented by Garry Applestein of Colliers International.

Marietta Medical Office Building - Marietta, Georgia
Marietta Medical Office Building is a two-story, multi-tenant medical office building located adjacent to the campus of the 633-bed Wellstar Kennestone Hospital, a member of WellStar Health System. The approximately 41,000-square-foot building was 100 percent leased at the time of acquisition to Pinnacle Orthopaedics & Sports Medicine Specialists and WellStar Urology through May 2027 and November 2019, respectively, resulting in a weighted average remaining lease term of approximately 10.4 years.

Marietta Medical Office Building was acquired from Tower Partners LLC, an unaffiliated third party represented by Lee Asher and Chris Bodnar of CBRE.

Mountain Crest Senior Living Portfolio - Elkhart, Hobart & LaPorte Indiana; and Niles, Michigan
Mountain Crest Senior Living Portfolio is comprised of six senior living communities in northern Indiana and southwestern Michigan totaling 653 rental units and approximately 417,000 square feet. Griffin-American Healthcare REIT III completed the acquisition of five of the facilities during the second quarter. The portfolio of the six senior living communities is managed on behalf of the REIT by Ridgeline Management Company and is 100 percent private pay. At the time of acquisition, the average occupancy for five of the six senior living communities was approximately 85 percent.

Mountain Crest Senior Living Portfolio was acquired from LaPorte Retirement LLC, Hobart Retirement LLC, Niles Retirement LLC, Elkhart Retirement LLC, CW LLC and Eastlake LLC, all unaffiliated third parties represented by Nick Glaisner of Ziegler, under a RIDEA structure, which allows for Griffin-American Healthcare REIT III to participate in both the rental and operational cash flow of each facility while relying on Ridgeline Management Company as the third-party manager.

Mount Dora Medical Center - Mount Dora, Florida
Mount Dora Medical Center is a two-story, approximately 51,000-square-foot medical office building located in the Orlando suburb of Mount Dora, Florida, eight miles east of the 269-bed Florida Hospital Waterman. The multi-tenant building was built in 2008 and underwent an extensive expansion and renovation in 2014. The building was 97 percent leased to 19 tenants at the time of acquisition, with a weighted average remaining lease term of approximately six years.

Mount Dora Medical Center was acquired from Hobart Investments LLC, an unaffiliated third party represented by Gail Bowden of Sperry Van Ness and Chris Stai of Brown Gibbons Lang & Company.

Nebraska Senior Housing Portfolio - Bennington & Omaha, Nebraska
Nebraska Senior Housing Portfolio is comprised of two senior living communities totaling 220 rental units and approximately 282,000 square feet in Bennington and Omaha, Nebraska. Built in 2000 and 2009, the portfolio was 100 percent occupied at the time of acquisition and will be operated on behalf of the REIT by Dial Senior Management Inc., an affiliate of the seller, thus providing continuity of management.

Nebraska Senior Housing Portfolio was acquired from Dial Retirement Communities, an unaffiliated third party represented by Mark Myers of Marcus & Milichap, under a RIDEA structure, which allows for Griffin-American Healthcare REIT III to participate in both the rental and operational cash flow of each facility while relying on Dial Senior Management as the third-party manager.

North Carolina Assisted Living Portfolio (Second Tranche) - Wake Forest and Clemmons, North Carolina
Griffin-American Healthcare REIT III closed on the second tranche of the North Carolina Assisted Living Portfolio during the second quarter. The second tranche is comprised of two senior housing facilities in Wake Forest and Clemmons, North Carolina totaling 122 rental units and approximately 81,000 square feet, both with 100 percent tenant occupancy at the time of acquisition. Built in 2014, both buildings are operated by Carillon Assisted Living LLC under a 15-year absolute net lease with two 10-year renewal options. Carillon provides assisted living and Alzheimer’s care service in North Carolina through 19 licensed facilities comprised of 1,888 beds and 1,162 rental units. The REIT anticipates closing on the third and final tranche of the five building portfolio during the first quarter of 2016.

North Carolina Assisted Living Portfolio was acquired from Carillon, an unaffiliated third party represented by Jason Ficken and Greg Throckmorton of Quadriga Partners.

Pennsylvania Senior Housing Portfolio - Bethlehem, Boyertown and York, Pennsylvania
The three-building Pennsylvania Senior Housing Portfolio is comprised of 345 rental units and approximately 260,000 square feet in the eastern Pennsylvania cities of Bethlehem, Boyertown and York. Built between 1986 and 2008, each of the communities has been well maintained with consistent capital expenditures to maintain their attractiveness and occupancy, which, at the time of acquisition, was approximately 98 percent. The portfolio is operated on behalf of the REIT by Heritage Senior Living, an affiliate of the sellers, which owns and operates 12 other senior housing communities located primarily in Pennsylvania.

Pennsylvania Senior Housing Portfolio was acquired from Abeking Associates LP, One Boyertown Properties LP, Two Boyertown Properties LP and Westrum Hanover LP, all unaffiliated third parties affiliated with Heritage Senior Living represented by Joshua Jandris of Marcus & Milichap. Griffin-American Healthcare REIT III completed the transaction under a RIDEA structure, which allows for the REIT to participate in both the rental and operational cash flow of each facility while relying on Heritage Senior Living as the third-party manager.

Griffin-American Healthcare REIT III completed the acquisitions using cash-on-hand, as well as the assumption of existing loans totaling approximately $26.1 million associated with Paoli Medical Plaza and Pennsylvania Senior Housing Portfolio. Including these acquisitions, the Griffin-American Healthcare REIT III portfolio is comprised of 60 medical office buildings, hospitals and senior housing facilities, as well as one collateralized debt instrument. The portfolio was valued in excess of $942.7 million, based on aggregate purchase price, as of June 30, 2015.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, senior housing, skilled nursing and hospitals. The managing directors of American Healthcare Investors are nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $22 billion in aggregate acquisition and disposition transactions during their careers, approximately $12 billion of which has been healthcare-related real estate transactions. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. intends to qualify as a real estate investment trust for federal income tax purposes. Griffin-American Healthcare REIT III intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, senior housing facilities, skilled nursing facilities and hospitals. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit http://www.HealthcareREIT3.com/.

About Griffin Capital Corporation
Griffin Capital is a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience who have collectively closed transactions representing over $25 billion in value, Griffin Capital and affiliates have acquired or constructed over 33.7 million square feet of space since 1995, and currently own, manage, sponsor and/or co-sponsor an institutional-quality portfolio of approximately 29 million square feet located in 33 states and 1 million square feet located in the United Kingdom, representing approximately $6.7 billion in asset value, based on purchase price. Additional information about Griffin Capital is available at www.griffincapital.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the company’s portfolio, its ability to maintain a pipeline of acquisitions and its ability to consummate the acquisition of properties in such pipeline. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the satisfactory completion of due diligence and other requirements to complete the acquisitions; the company’s ability to raise or secure sufficient financing to fund its anticipated acquisitions; uncertainties relating to the availability of healthcare-related real estate for acquisition and the diversity of such assets; uncertainties regarding changes in the healthcare industry and healthcare legislation; and other risk factors as outlined in the company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.